Exhibit 99.1

Kopin Announces Filing of Periodic Reports with the Securities and Exchange Commission

Company Announces 2006 Financial Results; Schedules Conference Call to Announce Fourth-Quarter and Full-Year 2007 Financial Results

TAUNTON, Mass.--(BUSINESS WIRE)--Kopin Corporation (NASDAQ: KOPN) today announced the filing with the U.S. Securities and Exchange Commission of all delinquent periodic reports, including the Company’s Annual Report on Form 10-K for the 12 months ended December 30, 2006. These reports fulfill Kopin’s filing requirement for continued listing on the NASDAQ Stock Market as outlined under Nasdaq Rule 4310(c)(14).

The Company’s 2006 10-K contains restated financial statements reflecting accounting adjustments resulting from its stock option review. For the year ended December 30, 2006, Kopin recorded $37.5 million of non-cash stock-based compensation expense and associated tax charges of $80,000 relating to stock option grants made from 1995 through 2006. The Company also recorded previously immaterial audit differences of $69,000 for all years through 2006.

2006 Financial Results

As previously reported, total revenue for the 12 months ended December 30, 2006 was $71.1 million compared with $90.3 million for 2005. Revenue from III-V products was $43.9 million compared with $42.7 million in the same period of 2005. CyberDisplay revenues totaled $27.2 million for the full year of 2006 compared with $47.6 million in the year-earlier period.

Net loss for 2006 was $2.1 million, or $0.03 per share, based on 68.1 million diluted shares outstanding. This compared with net income of $10.5 million, or $0.15 per share, (as restated) based on 69.9 million diluted shares outstanding for 2005. Net loss for the 2006 period included $104,000 of non-cash stock-based compensation expense compared with $749,000 of non-cash stock-based compensation expense for 2005.

Cash and marketable securities at December 30, 2006 were $105.4 million compared with $119.8 million at year-end 2005. The Company was able to complete its 2006 audit and its restatement of financial results as a result of a special committee of the board of directors having completed an investigation of past stock option granting practices.

“We are pleased to have this matter behind us and we look forward to reporting our fourth-quarter and full-year 2007 financial results shortly,” said Kopin President and Chief Executive Officer Dr. John C. C. Fan.

Fourth-Quarter and Full-Year 2007 Earnings Conference Call Dial-in Information

Kopin plans to issue its fourth-quarter and full-year 2007 financial results after the close of the market on Thursday, March 27, 2008 and host a conference call for investors and analysts at 5:00 p.m. ET that day. To hear the conference call, please dial (877) 407-5790 (U.S. and Canada) or (201) 689-8328 (International). The call will also be available as a live and archived audio webcast on the "Investors" section of the Kopin website, www.kopin.com.

2007 Annual Report on Form 10-K

On March 14, 2008 Kopin filed a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission, which provides the Company an additional 15 calendar days to file its Annual Report on Form 10-K for the year ended December 29, 2007. Kopin plans to file its 2007 Form 10-K as soon as reasonably practical but no later than the expiration of the 15-day extension period on March 31, 2008.

About Kopin

Kopin Corporation produces lightweight, power-efficient, ultra-small liquid crystal displays and heterojunction bipolar transistors (HBTs) that are revolutionizing the way people around the world see, hear and communicate. Kopin has shipped more than 20 million displays for a range of consumer and military applications including digital cameras, personal video eyewear, camcorders, thermal weapon sights and night vision systems. The Company's unique HBTs, which help to enhance battery life, talk time and signal clarity, have been integrated into billions of wireless handsets as well as into WiFi, VoIP and high-speed Internet data transmission systems. Kopin's proprietary display and HBT technologies are protected by more than 200 global patents and patents pending. For more information, please visit Kopin's website at www.kopin.com.

CyberDisplay and The NanoSemiconductor Company are trademarks of Kopin Corporation.

Kopin – The NanoSemiconductor Company™

Safe Harbor Statement

Statements in this news release may be considered “forward-looking” statements under the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These include statements relating to Kopin’s filing of its reports fulfilling its request for continued listing on Nasdaq; Kopin’s ability to maintain its listing on the Nasdaq Stock Market; Kopin’s announced financial results for the 2007 fiscal year; and Kopin’s ability to file its Form 10-K for the 2007 fiscal year by March 31, 2008. These statements involve a number of risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, potential claims or liability that could arise as a result of the Company’s restatement of its financial statements; and other risk factors and cautionary statements listed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the 12 months ended December 30, 2006. You should not place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. The Company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstance occurring after the date of this report.

CONTACT:
Kopin Corporation
Richard Sneider, 508-824-6696
Chief Financial Officer
richard_sneider@kopin.com
or
Sharon Merrill Associates, Inc.
Scott Solomon, 617-542-5300
Vice President
ssolomon@investorrelations.com